PURCHASE AGREEMENT dated as of October 18, 2002 between Cucina Classica Italiana, Inc., a New Jersey corporation, with offices at 1835 Swarthmore Avenue, Lakewood, New Jersey 08701 ("Seller") and Tipico Products Co., Inc., a Delaware corporation, with offices at 490 Oberlin Avenue South, Lakewood, New Jersey 08701 ("Buyer").
         WHEREAS, Seller desires to sell and Buyer to buy the grated and shredded cheese segment of Seller's business (the "Business Segment") and certain assets and equipment (the "Business Assets") for the price and on the terms and conditions set forth below:
         NOW, THEREFORE, the parties agree:
1. Seller will sell, assign and transfer to Buyer the following described Business Segment: a) the right to Seller's customer list and Goodwill of the Business Segment, provided however, Seller retains the exclusive right to sell such customers all Galboni products and certain other cheese products, except grated and shredded cheese products.
b) Seller's trademark and service mark rights unto the "Classica" brand name. Seller will execute a trademark assignment in the form annexed as Exhibit A. c) Seller's rights to existing private label sales agreements with Smart Final/Henry Lee and Interbus (including the Boars Head business controlled by Interbus) to the extent these accounts may permit such agreements to be transferred to Buyer. (A copy of the Smart Final Agreement is annexed as Exhibit
B). Seller shall use its best endeavors to obtain such permission from these accounts. Seller does not represent that Buyer will be able to keep the business with such accounts through the expiration date of the current agreements or that these agreements will be renewed.
d) The Business Segment does not include any accounts receivable, prepaid expenses or any liabilities whatsoever of Seller and Buyer does not accept or assume any such liabilities, except as specifically stated and limited with respect to the "Lease of Premises" as hereinafter described in paragraph 3. e) Buyer is not employing and shall not be responsible whatsoever for any employees of Seller or any obligations to such employees. Seller shall be responsible for all Seller's employees and their benefits. 2. Seller will sell, assign and transfer to Buyer the following Business Assets: a) All of the manufacturing equipment which is the property of Seller and contained in or around the premises as is more specifically described and listed on Exhibit C. The equipment shall not include office equipment, office furniture and fixtures, computer equipment, telephone equipment and any equipment in the Classica Microwave Technologies, Inc. laboratory or appurtenances thereto. It also does not include the property of Seller's affiliates, The Classica Group, Inc. and/or Deli King Inc. (described in Exhibit D) which Buyer agrees may remain up to four
(4) months in the dry storage area of the Premises. b) The saleable and useable raw material inventory as set forth on Exhibit E. c) The packaging materials and supplies and other items set forth on Exhibit F. 3. Seller has or will assign and transfer to Buyer all its rights to the lease (the "Lease") between Sommers and Stamos, LLC (Landlord) and Seller (Tenant) to the premises at 1835 Swarthmore Avenue (the "Premises"). (A copy of the Lease is annexed as Exhibit
G) and has or will obtain Landlord's consent to such assignment. In this regard, the parties will sign the "Consent to Assignment" attached as Exhibit H. a) Notwithstanding anything to the contrary in this Agreement or the Consent to Assignment, Seller assumes responsibility for and shall remain liable for any obligations in the Lease or relating to the use of the Premises prior to the date of the Assignment of the Lease.
b) Buyer will permit Seller and its affiliates (the Classica Group, Inc. and Classica Microwave Technologies Inc.) to sublet and use the office areas, the microwave laboratory, certain cooler space and certain dry storage areas (as indicated on Exhibit I) for up to four (4) months conditioned upon the payment on a pro rata basis of an amount equal to one-third (1/3) of the monthly rental payable to Landlord. Seller and its affiliates will execute a Sublease in a form similar to the Lease (but containing only provisions reasonably applicable to the sublet Premises).
c) The parties will make arrangements satisfactory to both parties with Roberts Electronics for separation of the alarm system for each parties' respective use. It will allow access to the "microwave rooms" from outside the building during times Seller or its affiliate Tipico Products Co., Inc. is not using the building and to the front entrance into the office areas used by Seller and its above affiliates at all times. d) Seller and Buyer shall make mutually satisfactory arrangements for the method of use of the cooler and dry storage areas and for the handling of Seller's Galbani(R) brands (other than non-grated and shredded products) including personnel requirements.
4. The Purchase Price and Consideration to be paid Seller for the Business Segment, Assets, equipment and other items described herein shall be as follows:
a) Three Hundred Thousand Dollars ($300,000.00) for the manufacturing equipment referred to in Exhibit D.
b) Fourteen thousand five hundred ninety and 88/100 Dollars ($14,590.88) for the saleable raw inventory referred to in Exhibit E.
c) Twenty-Eight Thousand, Five Hundred Sixty-Five and 79/100 ($28,565.79) to reimburse Seller for the security deposit held under the Lease. d) Eighty-five thousand and 00/100 Dollars ($85,000.00) for the packaging material, the assignment of the Classica service mark, the Business Segment and any remaining items.
5.       Seller hereby represents and warrants to Buyer as follows:
a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the corporate power to own, operate and lease its properties and to carry on its business as now being conducted.
b) This Agreement and the transactions contemplated hereby, including without limitation, the Bill of Sale annexed as Exhibit J have been duly and validly authorized by all necessary corporate action, including board approval, on the part of Seller and constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms.
c) The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not (i) violate any provision of law which Seller is subject; (ii) violate any judgment, order, or decree of any court applicable to Seller; or (iii) to Seller's knowledge, breach any term of, modify, constitute a default under, or create any lien, security interest or encumbrance upon the Business Segment, or the Business Assets pursuant to Seller's Certificate of Incorporation, Bylaws or any material agreement to which Seller is a party. d) Seller has good title to all the Business Segment and Business Assets, free and clear of all mortgages, claims, pledges, encumbrances and charges of any kind.
e) Seller has not, to its knowledge, (i) caused any release of any hazardous substance on the Premises which requires remediation or clean-up pursuant to applicable law; (ii) disposed of any hazardous wastes in, at or under the Premises; or (iii) conducted or engaged in any operation or activity involving the use, storage or disposal of any hazardous substance except as authorized by permit or applicable law. There is no pending or, to Seller's knowledge, threatened lawsuit, action, claim or proceeding by any third party alleging or asserting it has violated or is about to violate any applicable environmental law or regulation. f) Annexed hereto as Exhibit K is an Affidavit of Bernard F. Lillis, Jr. providing to the best of his knowledge the names and addresses of Seller's outstanding creditors related to the grated and shredded segment of the business. Seller agrees that the proceeds of this transaction will first be applied toward the payment of these creditors.
6.       Buyer hereby represents and warrants to Seller as follows:
a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own, operate and lease its properties and to carry on its business as now being conducted.
b) This Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, including board approval, on the part of Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms.
c) The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not (i) violate any provision of law which Buyer is subject; (ii) violate any judgment, order, or decree of any court applicable to Buyer; or (iii) to Buyer's knowledge, breach with any term of, modify, constitute a default under Buyer's Certificate of Incorporation, Bylaws or any material agreement to which Buyer is a party. 7. The parties waive compliance with the provisions of any applicable state version of the Uniform Commercial Code relating to bulk transfers in connection with the transactions contemplated by this Agreement provided, however, Seller shall indemnify and hold Buyer harmless from any liability for any amount owing to Seller's creditors with respect to the assets or Business Segment transferred to Buyer pursuant to this Agreement.
                  The parties hereby indemnify and hold each other harmless from any loss, claim or damage resulting from any misrepresentations, breach of warranty or nonfulfillment of any agreement on the part of the other party.
8. Each party represents and warrants to the other that there are no finder fees, commissions, brokers fees or the like payment due in connection with the transaction contemplated in this Agreement.
9.       The following miscellaneous provisions shall apply to this Agreement:
a) All notices or other communications to a Party shall be in writing and deemed delivered when received, sent by telefax, mailed by registered or certified mail
(RRR) or sent by overnight courier to the addresses set forth above or such other addresses as is given by a party in the above manner. b) This Agreement may be modified or amended only in writing. The waiver by a party of a term of this Agreement shall not be construed as a further waiver of such term.
c) All representations, warranties, covenants and indemnities made in or pursuant to this Agreement shall survive the closing. d) This Agreement contains the entire agreement between the parties with respect to the subject matter. This Agreement supersedes all prior negotiations, undertakings and agreements of the parties and their affiliates with respect to the subject matter.
e) This Agreement shall be subject to and governed by the laws of New Jersey. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof not involving the claims of third parties, shall be settled by arbitration at the office of the American Arbitration Association in the City of Newark, State of New Jersey, in accordance with its rules and judgment upon any award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.
f) Any term of this Agreement which is held to be invalid or unenforceable shall only be ineffective to the extent thereof without rendering the remaining terms of this Agreement invalid or unenforceable. g) Buyer and Seller shall not, without first consulting the other, issue any press release or other public statement with respect to this Agreement or the transaction herein except as may be required by law, applicable stock exchange or NASDAQ regulations.
         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

                         CUCINA CLASSICA ITALIANA, INC.

                         By: /s/ Bernard F. Lillis, Jr.
                         -------------------------------
                                 Bernard F. Lillis, Jr.
                                 Chief Executive Officer

                         TIPICO PRODUCTS CO., INC.

                         By: /s/ Mario Bogana
                         ------------------------
                                 Mario Bogana
                                 President